UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                                  March 13, 2007
                 (Date of Report, date of earliest event reported)

                           OBN HOLDINGS, INCORPORATED
               (Exact name of registrant as specified in its charter)


          NEVADA                   333-108300                  81-0592921
(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation)             File Number)            Identification No.)


            8275 South Eastern Ave., Suite 200; Las Vegas, Nevada 89123
                    (Address of principal executive offices)

                                 (702) 938-0467
                           (Issuer's telephone number)


             (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-12 under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendment to Articles of Incorporation or Bylaws;
          Change in Fiscal Year

On March 13, 2007 the OBN Holdings, Inc. (the "Company") filed a Certificate of Change (the "Certificate") with the Secretary of State of State of Nevada. The Certificate set forth an effective date of May 28, 2007 and provided the effective on such date, for shareholders of record on May 28, 2007 (the "Record Date"), the Board of Directors (the "Board") of the Company resolved, in accordance with Section 78.207 of the Nevada Revised Statutes: Chapter 78, as amended, to effect a one-for-ten reverse stock split of its common stock. Any fractional share shall be rounded up to one share.

The Certificate further provided that the authorized number of shares of the Company's Common Stock would remain at 500,000,000.

A copy of the Certificate of Change pursuant to NRS 78.209 effective as of the Record Date, as filed with the Secretary of State of Nevada, is attached herein as Exhibit 3.1.

Shareholders are required to return their existing share certificates to Atlas Stock Transfer, the Company's transfer agent in exchange for their share certificates representing the Reverse Stock Split.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.      Description
-----------      -----------

Exhibit 3.1      Certificate of Change Pursuant to NRS 78.209


                                 SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            OBN HOLDINGS, INCORPORATED
                                                   (Registrant)

Date: May 24, 2007                          /s/ Roger Neal Smith
                                       By:  Roger Neal Smith
                                            President and CEO



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